EXHIBIT 99.2

FIRST AMENDMENT TO THE AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

STONEMOR GP LLC

This FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT (this “Amendment”) of STONEMOR GP LLC (the “Company”) is made and entered into as of September 14, 2007, by and among the undersigned.

WHEREAS, the Company was formed on April 2, 2004, by the filing of its Certificate of Formation with the office of the Secretary of State of the State of Delaware;

WHEREAS, an Amended and Restated Limited Liability Company Agreement, dated as of September 20, 2004, was entered into by the Members (the “Agreement”);

WHEREAS, the Members desire to make certain amendments to the Agreement;

WHEREAS, such amendments have been incorporated into this Amendment;

WHEREAS, the Members desire that all other terms and provisions of the Agreement remain in full force and effect; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.01 Issuance of Class B Units. The parties hereto agree that Michael Stache and Robert Stache, each being an executive officer eligible to be issued Class B Units pursuant to Section 3.5(b) of the Agreement, shall each be issued sixteen (16) Class B Units, and Schedule A shall be amended as attached hereto.

Section 1.02 “Book-up” of Assets and Capital Accounts. The book values of the Company’s assets shall be “booked up” to equal Four Million Three Hundred Thousand Dollars ($4,300,000), effective immediately prior to the issuance of the Class B Units to Michael Stache and Robert Stache, and the Capital Accounts of the Members shall be adjusted accordingly, in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5) and Section 3.8(c) of the Agreement.

Section 1.03 Profits Interests. The Class B Units being issued to Michael Stache and Robert Stache under this Amendment are intended to be “profits interests” within the meaning of IRS Revenue Procedure 93-27. The Members acknowledge that IRS Notice 2005-43 announces a future Safe Harbor Election, to become operative when certain future guidance is issued by the IRS, which will consist of the filing of an election that the Company intends to treat the issuance of a profits interest in exchange for services as the issuance of an interest which has no capital account or current liquidation value and thus to take no deduction for it, and agree that the Board shall be authorized to make such Safe Harbor Election as set forth in Notice 2005-43 in accordance with such future guidance, if any, as may be applicable at the time of an issuance of a profits interest by the Company. Each Member agrees to comply with all requirements of the Safe Harbor, including, without limitation, filing its income tax returns consistently with the intended treatment under such Safe Harbor. A Member’s obligations to comply with the requirements of this Section 1.03 shall survive such Member’s ceasing to be a Member of the Company and/or termination, dissolution, liquidation and winding up of the Company, and, for purposes of this Section 1.03, the Company shall be treated as continuing in existence.

Section 1.04 The recitals and heading of this Amendment are hereby incorporated.

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO THE LIMITED LIABILITY COMPANY AGREEMENT as of the date listed above.

STONEMOR GP LLC

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President

CLASS A MEMBER:

CFSI LLC

By:	/s/ Lawrence Miller
Name:	Lawrence Miller
Title:	President

CLASS B MEMBERS:

/s/ Lawrence Miller
Lawrence Miller

/s/ William Shane
William Shane

/s/ Michael Stache
Michael Stache

/s/ Robert Stache
Robert Stache

SCHEDULE A

SCHEDULE OF MEMBERS

Name & Address	Number and Class of Units	Capital Account
CFSI LLC	100 Class A Units	$3,225,000
Lawrence Miller	24 Class B Units	$537,500
William Shane	24 Class B Units	$537,500
Michael Stache	16 Class B Units	zero
Robert Stache	16 Class B Units	zero